FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

Elite Financial Communications Group, LLC

Dodi Handy, President and CEO (Twitter: dodihandy)

For Media: Kathy Addison, COO (Twitter: kathyaddison)

(407) 585-1080 or via email at NAGP@efcg.net

depository trust Company (DTC) restores electronic clearance and settlement services for native american energy group (Symbol: NAGP)

validating company’s Four-year effort to provide a trading market for its shareholders

FOREST HILLS, NY – (MARKETWIRE) – June 25, 2012 – Native American Energy Group, Inc. (OTCQB: NAGP) today announced that on June 21, 2012, the Depository Trust Company (DTC) restored full electronic clearance and settlement services for the Company’s “NAGP” security. The Company’s common shares were previously not electronically tradable due to a Global Lock, also known as a “Chill,” imposed by DTC in March 2008.

Notice to All DTC Participants, Depository Facilities and Pledgee Banks:

http://www.dtcc.com/downloads/legal/imp_notices/2012/dtc/ope/0983-12.pdf

As a result of these DTC privileges having been restored, shareholders and investors can now buy and sell shares freely in the open market with increased efficiency and lower costs through DTC Participants which include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A list of all DTC Participants can be accessed at the following link: http://www.dtcc.com/downloads/membership/directories/dtc/alpha.pdf

Joseph D’Arrigo, President and Chief Executive Officer, stated, “The importance of having DTC’s electronic clearing and settlement services, wasn’t evident until it wasn’t in place. Over the past couple of years, we have taken many steps to advance this Company to where it is today, which included becoming a reporting company with the Securities & Exchange Commission (SEC) as well as maintaining a current reporting status, despite not having one of the basic benefits sought in being a public company, that of ready transfers of shares purchased or sold in open market transactions. After several unsuccessful attempts by other law firms, the Global Lock was finally removed after our cause was taken up by attorneys Harvey Kesner and Gary Emmanuel of the New York law firm of Sichenzia Ross Friedman Ference LLP who were able to successfully address DTC’s concerns. As a result, we now hope to expand our shareholder base with greater liquidity to current and future investors. The ‘end’ of this relentless four-year ordeal simply means that the end is only the beginning for us and our shareholders,” said D’Arrigo.

Raj Nanvaan, Chief Financial & Operations Officer, added, “The Global Lock impeded our ability to finalize funding on favorable terms for the Company due to the lack of a trading market for any shares issued as part of any financing transaction. Over the years, we have met with numerous financial institutions and investment firms that expressed a sincere interest in consummating a financial relationship with our Company but were deterred due to this Global Lock. Many thought we would never overcome this obstacle, since most companies rarely have in the past, but they underestimated our determination and conviction. Now that we’re passed this milestone, our management’s main focus will be to re-ignite selected relationships, procure the financing to complete our 5-Well Program in Montana and begin generating revenue,” said Nanvaan.

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About Native American Energy Group, Inc.

Native American Energy Group, Inc. is a New York-based, energy resource development and management company. For more information, please visit www.nativeamericanenergy.com or email NAGP@efcg.net.

Forward-Looking Statements

This release (as well as media publications and videos accessible on our website and YouTube page: http://www.youtube.com/nativeamericanenergy) includes "forward-looking statements” as defined by the SEC. Such forward-looking statements may pertain to, or describe, the future business activities of the Company and "actual" results may be materially different from those projected. Further information on our business are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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